EXHIBIT 99.1

Superconductor Technologies Receives Nasdaq Staff Determination Regarding Noncompliance With Shareholder Approval Requirement

SANTA BARBARA, Calif., Aug. 5, 2009 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON), announced that on August 4, 2009 the Company received a Nasdaq Staff Determination Letter stating that the Nasdaq Staff has determined that the Company should have obtained stockholder approval of its recent public offering under Nasdaq's change of control rule (Nasdaq Listing Rule 5635(b)) and requesting that the Company submit a compliance plan within 15 calendar days. The Company is in discussions with the Nasdaq Staff to resolve the issue.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, California, has been a world leader in high temperature superconducting materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing know how. STI has been providing innovative interference elimination solutions to the commercial wireless industry for more than a decade and is now pursuing emerging opportunities in the electrical grid and in equipment platforms that utilize electrical circuits. For more information about STI, please visit www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including without limitation, the risk that this offering will not close. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for 2008 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

CONTACT:  Lippert / Heilshorn & Associates
          For Superconductor Technologies Inc.
          Investor Relations
          Kirsten Chapman
          Cathy Mattison
          +1-415-433-3777
          invest@suptech.com